EXHIBIT (d)(1)


                          INVESTMENT ADVISORY AGREEMENT
                            Amended December 1, 2004

        THIS AGREEMENT made as of February 13, 1998, between the Vintage Mutual Funds, Inc., a Maryland Corporation (herein called the "Company"), and Investors Management Group, a federally registered investment advisor having its principal place of business in Des Moines, Iowa (herein called the "Investment Advisor").

        WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Company desires to retain the Investment Advisor to furnish investment advisory and administrative services to the ten existing investment portfolios of the Company and may retain the Investment Advisor to serve in such capacity to certain additional investment portfolios of the Company, all as now or hereafter may be identified in Schedule A hereto (such initial investment portfolio and any such additional investment portfolios together called the "Funds") and the Investment Advisor represents that it is willing and possess legal authority to so furnish such services without violation of applicable laws (including the Glass-Steagall Act) and regulations:

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Company hereby appoints the Investment Advisor to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2. DELIVERY OF DOCUMENTS. The Company has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

        (a) The Company's Articles of Incorporation, dated November 15, 1994, and filed with the Secretary of State of Maryland on November 16, 1994, and any and all amendments thereto or restatements thereof (such Articles, as presently in effect and as it shall from time to time be amended or restates, is herein called the "Articles of Incorporation");

        (b)    The Company's By Laws and any amendments thereto:

        (c) Resolutions of the Company's Board of Directors authorizing the appointment of the Investment Advisor and approving this Agreement;

        (d) The Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on December 13, 1994, and all amendments thereto;

        (e) The Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission and all amendment thereto; and

        (f) The most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

        The Company will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

3. MANAGEMENT. Subject to the supervision of the Company's Board of Directors, the Investment Advisor will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the funds. The Investment Advisor will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Directors. The Investment Advisor further agrees that it:

        (a) Will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

        (b) Will conform with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Advisor;

        (c) Will not make loans to any person to purchase or carry units of beneficial interest ("shares") in the Company or make loans to the Company;

        (d) Will place or cause to be placed orders for the funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. The Investment Advisor may cause a Fund to pay a broker which provides brokerage and research services to the Investment Advisor a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Investment Advisor determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Investment Advisor's overall responsibilities to the Company and any other of the Investment Advisor's clients. In no instance will portfolio securities by purchase from or sold to the Investment Advisor, or any affiliated person of the Company or the Investment Advisor;

        (e) Will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Company's Board of Directors with such periodic and special reports as the Board may request;

        (f) Will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company, and;

        (g) Will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Company's account are customers of the Investment Advisor or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Advisor and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Company.

4. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the funds will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee equal to the fee set forth on Schedule A hereto. The obligations of the funds to pay the above described fee to the Investment Advisor will begin as of the respective dates of the initial public sale of shares in the Funds.

        If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Advisor hereunder and to IMG under the Management and Administration Agreement between IMG and the Company. The obligation of the Investment Advisor to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any will be estimated daily and reconciled and paid on a monthly basis.

8. LIMITATION OF LIABILITY. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9. DURATION AND TERMINATION. This Agreement will become effective as of the date first written above (of, if a particular fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December 31, 1999.

        Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company's Board of Directors or by vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Company (by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

10. INVESTMENT ADVISOR'S REPRESENTATIONS. The Investment Advisor hereby represents and warrants that it is willing and possess all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

11. AMENDMENT TO THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharges or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. MISCELLANEOUS. The names "Vintage Mutual Funds, Inc." and Directors of the Vintage Mutual Funds, Inc." refer respectively to the Company created and the Directors, as directors but not individually or personally. The obligations of the Company entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, Shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with any series of shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           Vintage Mutual Funds, Inc.
                                           By:    /S/
                                                  -----------------------------
                                           Title:
                                                  -----------------------------


                                           Investors Management Group, Ltd.
                                           By:    /S/
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

        Vintage Mutual Funds, Inc., a Maryland corporation ("Company") and Investors Management Group, a federally registered investment adviser having its place of business in Des Moines, Iowa ("Investment Adviser") hereby enter into this amendment to that certain Investment Advisory Agreement dated as of February 13, 1998, by and between them ("Agreement").

        WHEREAS, the parties have agreed that the provisions relating to limitation of liability set forth in Paragraph 8 of the Agreement, should be clarified to prohibit limitation of liability for the Investment Adviser's negligence.

        NOW THEREFORE, in consideration of the continuation of the Agreement and the mutual agreements contained here, the parties agree as follows;

        1. The parties agree and confirm the continuation of the Agreement on the terms and conditions set forth therein, except as they may relate to Paragraph 8 thereof.

        2. Paragraph 8 of the Agreement is hereby amended and restated as follows, such amended and restated Paragraph 8 superceding and replacing in all respects Paragraph 8 of the Agreement:

               "8.  LIMITATION OF LIABILITY

                      The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement."

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by the officers designated below, as of the day and year previously written.


                                        VINTAGE MUTUAL FUNDS, INC.


                                        By: /s/
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



                                        INVESTORS MANAGEMENT GROUP, LTD.


                                        By: /s/
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                Schedule A to the
                          Investment Advisory Agreement
                   Between the Vintage Mutual Funds, Inc. and
                           Investors Management Group

        NAME OF FUND                                 COMPENSATION
        ------------                                 ------------

Institutional Money Market Fund             Annual rate of thirty-five
                                            one-hundredths of one percent
                                            (0.35%) of the average daily net
                                            assets of such Fund.

Government Assets Fund                      Annual rate of forty one-hundredths
                                            of one percent (0.40%) of the
                                            average daily net assets of such
                                            Fund.

Liquid Assets Fund                          Annual rate of thirty-five
                                            one-hundredths of one percent
                                            (0.35%) of the average daily
                                            net assets of such Fund.

Municipal Assets Fund                       Annual rate of thirty-five
                                            one-hundredths of one percent
                                            (0.35%) of the average daily
                                            net assets of such Fund.

Institutional Reserves Fund                 Annual rate of thirty-five
                                            one-hundredths of one
                                            percent (0.35%) of the average daily
                                            net assets of such Fund.

Vintage Limited Term Bond Fund              Annual rate of fifty one-hundredths
                                            of one percent (0.50%) of the
                                            average daily net assets of such
                                            Fund.

Vintage Bond Fund                           Annual rate of fifty-five
                                            one-hundredths of one percent
                                            (0.55%) of the average daily net
                                            assets of such Fund

Vintage Municipal Bond Fund                 Annual rate of fifty one-hundredths
                                            of one percent (0.50%) of the
                                            average daily net assets of such
                                            Fund.

Vintage Balanced Fund                       Annual rate of seventy-five
                                            one-hundredths of one percent
                                            (0.75%) of the average daily net
                                            assets of such Fund.

Vintage Equity Fund                         Annual rate of seventy-five
                                            one-hundredths of one percent
                                            (0.75%) of the average daily net
                                            assets of such Fund.

Vintage Growth Fund                         Annual rate of ninety-five
                                            one-hundredths of one percent
                                            (0.95%) of the average daily net
                                            assets of such Fund.

* All fees are computed daily and paid monthly.

Amended 12/1/04.